Exhibit 99.1

Allakos Announces Pricing of Public Offering of Common Stock

REDWOOD CITY, Calif., October 28, 2020 – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing AK002 for the treatment of eosinophil and mast cell related diseases, today announced the pricing of its previously announced underwritten public offering. The size of the offering is $250 million of shares of its common stock. The Company is offering 3,048,781 shares at a public offering price of $82.00 per share. The offering is expected to close on November 2, 2020, subject to the satisfaction of customary closing conditions.  In connection with the offering, the Company has granted the underwriters a 30-day option to purchase up to 457,317 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Offering Summary

Jefferies, BofA Securities and SVB Leerink are acting as joint book-running managers for the offering.

LifeSci Capital LLC and William Blair are acting as the co-managers for the offering.

The Company currently expects to use the net proceeds from the offering for general corporate purposes.

An effective registration statement relating to the securities sold in this offering was filed with the Securities and Exchange Commission (“SEC”) on August 5, 2019. Copies of the registration statement, the preliminary prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC, and a final prospectus supplement and accompanying prospectus will be filed with the SEC and will be accessible through the SEC’s website at www.sec.gov. The offering was made only by means of a prospectus supplement and the accompanying prospectus. When available, copies of the final prospectus supplement and accompanying prospectus may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 1-877-547-6340, or by email at Prospectus_Department@jefferies.com; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at 1-800-808-7525, ext. 6132, or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the ability and timing for the closing of the public offering and the expected use of proceeds from the public offering. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering, and other risks and uncertainties related to the offering, the Company and its business as set forth in the Company’s registration statement on Form S-3 filed with the SEC on August 5, 2019 and the prospectus and prospectus supplement included or incorporated by reference therein, as well as the other documents the Company files from time to time with the SEC, including Allakos’ most recent Annual Report on Form 10-K filed with the SEC on February 25, 2020, and Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, President and COO	Denise Powell
ir@allakos.com	denise@redhousecomms.com